[Central Bancorp, Inc. Letterhead ]

Contact:  William P. Morrissey                          For Release: Immediately
          Senior Vice President
          (617) 628-4000



                 CENTRAL BANCORP TO REMAIN INDEPENDENT

     SOMERVILLE, MASSACHUSETTS, November 7, 2002 - Central Bancorp, Inc. (NASDAQ: CEBK) announced today that its Board of Directors had determined that it was in the best interests of the Company and its stockholders to remain independent. At its first meeting since the 2002 Annual Meeting of Stockholders, the Board of Directors reviewed the Company's strategic and competitive position with financial advisors and determined that it was not the time to sell the Company.

     "After reviewing the current market and the potential returns to stockholders under the Company's current business plan, the board concluded that this is not the time to sell," stated John D. Doherty, Chairman, President & Chief Executive Officer of the Company. "The Board of Directors has directed management to pursue our current business plan under which we will continue to build our franchise as an independent community bank."

     Central Bancorp also announced that John D. Doherty had been elected as Chairman of the Company's Board, in addition to his positions as President & Chief Executive Officer. Paul Bulman, Marat Santini and John Gilgun were elected as directors of Central Bank, the Company's principal subsidiary

     Central Bancorp, Inc., is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices in suburban Boston.


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|    This report may contain certain forward-looking statements, which         |
|    are  based  on  management's   current   expectations   regarding         |
|    economic,  legislative and regulatory  issues that may impact the         |
|    Company's  earnings in future  periods.  Factors that could cause         |
|    future  results  to  vary  materially  from  current   management         |
|    expectations  include,  but are not limited to, general  economic         |
|    conditions, changes in interest rates, deposit flows, real estate         |
|    values  and  competition;   changes  in  accounting   principles,         |
|    policies or guidelines; changes in legislation or regulation; and         |
|    other  economic,   competitive,   governmental,   regulatory  and         |
|    technological   factors   affecting  the  Company's   operations,         |
|    pricing, products and services.                                           |
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